Exhibit 10

COLLATERAL AGREEMENT

This Agreement (this "Agreement") is entered into by and between GLOBAL FINISHING INC., a Nevada corporation  ("the asssignor") its wholly owned subsidiary, an approved Ecuador Company (Globalfinishing Ecuador S A)  and INNOCENT INC., a Nevada Corporation ("the assignee").

RECITALS

WHEREAS, Innocent Inc. has outstanding note receivable in the amount of three hundred eighty nine thousand dollars ($389,000) due from Global Finishing Inc.;

WHEREAS, Global Finishing Inc. thru its 100% owned subsidiary Global Finishing Ecuador owns MURCIELAGOS VIZCAYA and LILLY RAI (the collateral property); and

WHEREAS, Innocent Inc. desires collateral for the Note Receivable due and Global Finishing Inc., has agreed to assign fifty percent (50%) interest in the collateral property pending payment in full (expected in ninety days (90)) of the outstanding note due Innocent Inc.

WHEREAS, Innocent Inc. will release any claim on the collateral property upon payment in full of the note receivable, due from Global Finishing Inc.

NOW, THEREFORE, for and in consideration of the mutual covenants and representations and warranties of each other contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, Global Finishing Inc., and Innocent Inc. agreed as follows:

Collateral Property:  The property is defined in the below description

Table 2: MURCIELAGOS VIZCAYA AREA

ADDITIONAL DATA OF MINING AREA: "439"
PROCEDURE DATA		DETAILS OF THE PETITIONER / OWNER MINER:
Regional Area:	EL ORO.	Petitioner:	NATMINCO
Phase:	MINING CONCESSION	Address:	()
Status:	SUBSCRIBED	Phone:
Application Date:	2001-06-12 12:35:00
Term (months):	360	CADASTRAL REPORT:
Grant Date:	2001-07-09	Cadastral Report:	FREE
Registration Date:	2001-07-19	Cadastral Report Date:	2010-05-03
Extension:	0
DATA FILE (if applicable)
GRAPHICATION DATA		File Type:
Geographic Area:	17	File Date:
Area (ha):	51.1600	Availability Date:
Geographic Location:	MALVAS, ZARUMA, EL ORO
Sector:	MURCIELAGOS-VISCAYA

Table 3: LILLY RAI AREA

ADDITIONAL DATA OF MINING AREA: "473" Back Print
DATOS DEL TRAMITE		DETAILS OF THE PETITIONER / OWNER MINER:
Regional Area:	EL ORO.	Petitioner:	CIA. ELIPE S. A.
Phase:	MINING CONCESSION	Address:	Juan de Dios Martínez Mera Nº 34-219 y Federico Páez. Quito
Status:	SUBSCRIBED	Phone:	2446-661
Application Date:	2001-06-15 10:21:00
Term (months):	360	CADASTRAL REPORT:
Grant Date:	2001-10-17	Cadastral Report:	FREE
Registration Date:	2001-10-24	Cadastral Report Date:	2010-04-27
Extension:	0
DATA FILE (if applicable)
GRAPHICATION DATA		File Type:
Geographic Area:	17	File Date:
Area (ha):	7.7600	Availability Date:
Geographic Location:	ZARUMA. CABECERA CANTONAL, ZARUMA, EL ORO
Sector:	EL AGUACATE

2. Closing: The closing of this Agreement (the “Closing") shall be deemed to take place upon execution of this Agreement by Global Finishing Inc. and Innocent Inc.

3. Representations of Innocent Inc: Innocent Inc. hereby represents and warrants that effective this date, the representations and warranties listed below are true and correct:

3.1 Organization: Innocent Inc., is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to own and use its properties and conduct its business as presently conducted by it.

3.2 Authority: Innocent Inc. has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by Innocent Inc. and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Articles of Incorporation, as amended, or Bylaws of Innocent Inc. or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which Innocent Inc. is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of Innocent Inc., considered as a whole. Innocent Inc. has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of Innocent Inc. and Innocent Inc. enforceable against them in accordance with its terms.

3.3 Due Diligence: Innocent Inc. has been furnished from Global Finishing Inc. the legal description of the property identified in the agreement as the collateral property.

3.4 Approvals and Consent: No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by Innocent Inc. of its obligations under this Agreement and its respective performance of the transactions contemplated hereby.

4. Representations of Global Finishing Inc: Global Finishing Inc. hereby represents and warrants that effective this date, the representations and warranties listed below are true and correct:

4.1 Organization: Global Finishing Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to own and use its properties and conduct its business as presently conducted by it.

4.2 Authority: Global Finishing Inc. has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.

Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of Global Finishing Inc. enforceable against it in accordance with its terms.

4.3 Due Diligence: Global Finishing Inc. has furnished the legal description of the property identified in the agreement as the collateral property.

4.4 Approvals and Consent: No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by Global Finishing Inc. of its obligations under this Agreement and its performance of the transactions contemplated hereby.

4.5 Litigation: Global Finishing Inc. is not involved in any pending material litigation as it relates to the collateral property

4.6 Applicable Laws: Global Finishing Inc. has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws. Globalfinishing Ecuador S A has been registered and operates in accordance with the new January 1, 2010 Ecuador Mining Laws.

4.7 Disclosure: At the date of this Agreement, Global Finishing Inc. has disclosed all events, conditions and facts materially affecting the collateral property

4.8 Undisclosed Liabilities: Global Finishing Inc. has no material liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise that would have negative impact to the collateral property with the exception of progress payments due, as disclosed when the property was purchased.

5. Mutual Covenants of the Parties: Global Finishing Inc. and Innocent Inc. each agree to execute any further documents or agreements and to take any further acts that may be reasonably necessary to effect the transactions contemplated hereunder, including, but not limited to, obtaining any consents or approvals of any third-party required to be obtained to consummate the transactions contemplated by this Agreement.

6. Nature and Survival of Representations: All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for 90 days from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

7. Miscellaneous.

7.1 Undertakings and Further Assurances: At any time, and from time to time, hereafter, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

7.2 Waiver: Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

7.3 Notices: All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, or by Federal Express or other means of overnight delivery to the addresses below:

Global Finishing Inc.:

Richard Diolotte

Global Finishing Inc. Corporation

240-455, du Marais

Quebec, Qc

G1M 3A2

Innocent Inc.:

Wayne A Doss

3290 Suntree Blvd

Suite 105

Melbourne, Florida 32940

(828) 702-7687

7.4 Headings: The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.5 Governing Law and Arbitration Provision: This Agreement shall be governed by the laws of the State of Nevada

7.6 Binding Effect: This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, his respective heirs, administrators, executors, successors and assigns. This Agreement shall not be assigned by any party hereto, except upon the consent, in writing, of the other parties hereto.

7.7 Entire Agreement: This Agreement, including the Exhibits hereto and other documents delivered pursuant to the terms hereof, is the entire agreement of the parties covering everything agreed upon or understood with respect to the transactions contemplated hereby and supersedes all prior agreements, covenants, representations or warranties, whether written or oral, by any party hereto. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

7.8 Time: Time is of the essence. The parties each agree to proceed promptly and in good faith to consummate the transactions contemplated herein.

7.9 Severability: If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

7.10 Counterparts and Facsimile Signatures: This Agreement and any Exhibits, attachments, or documents ancillary hereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

GLOBAL FINISHING INC

Date: September 6, 2011

By: /s/ Richard Diotte

Richard Diotte

INNOCENT INC

Date: September 6, 2011

By: /s/ Wayne A Doss

Wayne A Doss

President and CEO

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